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[LETTERHEAD OF HELLER EHRMAN WHITE & McAULIFFE LLP]                  EXHIBIT 5.1

JULY 26, 2001


Lam Research Corporation
4650 Cushing Parkway
Fremont, CA 94538

     RE: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Lam Research Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about July 26, 2001 (as may be further amended or supplemented, the "Registration Statement") for the purpose of registering under the Securities Act of 1933 $300,000,000 aggregate principal amount of the Company's 4% Convertible Subordinated Notes due June 1, 2006 (the "Notes") and the shares of the Company's common stock, par value $.001 per share, issuable upon conversion of the Notes (the "Conversion Shares") to be sold by certain selling securityholders listed in the Registration Statement (the "Selling Securityholders"). The Notes were issued pursuant to an Indenture, dated as of May 22, 2001, between the Company and The LaSalle Bank-National Association, as trustee (the "Indenture").

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     In rendering our opinion, we have examined the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for an opinion:

     (a) The Amended Certificate of Incorporation of the Company certified by the Secretary of the State of Delaware as of July 24, 2001;



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[HELLER EHRMAN LETTERHEAD]                            Lam Research Corporation
                                                                 July 26, 2001
                                                                        Page 2



      (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

      (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company, including any committee thereof, and stockholders of the Company relating to the Notes, the Indenture, the Conversion Shares and the Registration Statement, and (ii) certifying as to certain factual matters;

      (d) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of July 24, 2001;

      (e) A Certificate of Status Foreign Corporation issued by the Secretary of State of the State of California as of July 24, 2001;

      (f) The Registration Statement;

      (g) The Indenture, including the Form of Note attached thereto; and

      (h) A letter from the Company's transfer agent, dated July 24, 2001, as to the number of shares of the Company's Common Stock that were outstanding on July 20, 2001.

      We have assumed that the number of shares of common stock outstanding has not changed from July 20, 2001 to the date of this letter and that the number of Conversion Shares will be less than 220,048,794, the number of shares of common stock of the Company currently authorized but not outstanding or otherwise reserved for issuance, and that this number of shares of common stock of the Company will be available for issuance at the time the Notes are converted.

      This opinion is limited to the federal laws of the United States of America, the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution) and, insofar as it relates to the enforceability opinion expressed in paragraph 1, the laws of the State of New York, and we disclaim any opinion as to the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement on the Indenture and the Notes; the enforceability of any waiver of immunities contained in the Indenture or the Notes; or the enforceability of any liquidated damages provision contained in the Indenture or the Notes. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

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[HELLER EHRMAN LETTERHEAD]                              Lam Research Corporation
                                                                   July 26, 2001
                                                                          Page 3

      Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Notes and Conversion Shares are offered and sold,
(ii) the Conversion Shares will be issued, delivered and paid for in accordance with the terms of the Notes and (iii) appropriate certificates evidencing the Conversion Shares will be executed and delivered by the Company, it is our opinion that:

      1. The Notes, when sold by the Selling Securityholders in the manner described in the Registration Statement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      2. When issued upon conversion of the Notes and upon receipt by the Company of the conversion price therefor, the Conversion Shares will be legally issued, fully paid and non-assessable.

      This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                       Very truly yours,

                                       /s/ Heller Ehrman White & McAuliffe LLP


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